EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-270809 on Form S-3 and Registration Statement Nos. 333-239956, 333-272531, and 333-288116 on Form S-8 of our reports dated February 26, 2026, relating to the financial statements of Alta Equipment Group Inc. and the effectiveness of Alta Equipment Group Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Detroit, Michigan

February 26, 2026